Exhibit 99.1

For more information, Contact:
John Neale	Laurie Berman / Rob Whetstone
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	investor@pondel.com
QAD Announces Proposed Recapitalization Plan
Allows Company to Pursue Existing Strategy More Aggressively
SANTA BARBARA, Calif., September 22, 2010 — QAD Inc. (NASDAQ: QADI), a global provider of enterprise software and services, today announced that its Board of Directors has unanimously adopted a recapitalization plan designed to increase financial flexibility for QAD and its stockholders. The proposed recapitalization plan is subject to stockholder approval as well as the receipt of customary regulatory approvals. Karl and Pamela Lopker, who own a majority of QAD’s common stock, have notified QAD that they intend to vote their shares in favor of the recapitalization.
The proposed recapitalization plan would establish two classes of common stock: Class A common stock with 1/20th of one vote per share and Class B common stock with one vote per share. As a result of the recapitalization plan, each ten whole shares of existing common stock will become four Class A shares and one Class B share. To illustrate, a hypothetical QAD stockholder who currently owns 1,000 shares of common stock, will own 400 Class A shares, each with 1/20th of one vote, and 100 Class B shares, each with one vote, after the recapitalization.
Highlights of the Proposed Recapitalization Plan
•	The proposed recapitalization plan allows QAD greater flexibility to issue Class A common stock in the future for corporate purposes, including financings, acquisitions or employee compensation, with limited dilution of existing stockholder voting rights.

•	Holders of Class A common stock will be entitled to receive a dividend equal to 120% of any dividend payable on Class B common stock, other than dividends declared for the purpose of distributing proceeds received by the Company from any transaction determined by the Board to be a material transaction not in the ordinary course of business, dividends effecting a spin-off of a subsidiary of the Company or dividends payable solely in the Company’s capital stock.
Karl Lopker, QAD’s chief executive officer stated, “We are very pleased that the recapitalization allows us to pursue our existing strategy more aggressively while maintaining continuity of ownership which is important to our customers.”
The recapitalization plan would be effected through the reclassification of each share of QAD’s outstanding common stock into one-tenth of a new share of Class B common stock. QAD then would issue a non-taxable stock dividend of four shares of Class A common stock on each share of Class B common stock outstanding at the close of business on the effective date of the reclassification.
The proposed recapitalization plan would reduce the total number of shares of QAD stock outstanding by approximately 50%, including a minimal reduction in the total number of shares outstanding as a result of the payment of cash in lieu of issuing any fractional shares which would otherwise result from the reclassification of the existing common stock to Class B common stock. Therefore, the recapitalization plan is expected to have the same impact on earnings per share and market price per share as a 2-to-1 reverse stock split. However, there can be no assurance that the market prices of the two classes of stock after the recapitalization will rise in proportion to the reduction in the number of shares of stock outstanding resulting from the recapitalization or as to the relative market prices of the two classes of stock.

The proposed recapitalization plan would not affect the relative voting or equity interests of existing stockholders because the reclassification of common stock and issuance of a stock dividend will affect each stockholder in proportion to the number of shares currently owned.
It is anticipated that the Class A common stock and Class B common stock will trade on the Nasdaq Global Select Market. Symbols will be assigned prior to the effective date of the recapitalization.
QAD intends to seek stockholder approval of the proposed recapitalization plan at a special meeting of the stockholders to be held during the fourth quarter of 2010. The recapitalization plan is described in greater detail in the preliminary proxy statement that QAD will be filing with the Securities and Exchange Commission today.
Additional information and where to find it
QAD has filed a preliminary proxy statement relating to the proposed recapitalization plan with the SEC today and intends to file a definitive proxy statement and other relevant materials with the SEC at a later date. The definitive proxy statement will be provided to the stockholders of QAD. Before making any voting or investment decision with respect to the proposed recapitalization plan, investors and stockholders of QAD are urged to read the proxy statement and the other relevant materials because they will contain important information about the recapitalization plan. The proxy statement, and any other documents filed by QAD with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, or by contacting QAD by email at investor@qad.com, by phone at 805.566.5117, or by mail at QAD Inc., 100 Innovation Place, Santa Barbara, California 93108. In addition, the definitive proxy statement will be available in the Investor Relations section of the QAD website at www.qad.com.
Participants in the solicitation
QAD and its directors and executive officers may be deemed to be participants in the solicitation of proxies from QAD stockholders in connection with the proposed recapitalization plan. Information about QAD’s directors and executive officers is set forth in QAD’s proxy statement on Schedule 14A filed with the SEC on May 14, 2010 and QAD’s Annual Report on Form 10-K filed with the SEC on April 15, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed recapitalization plan will be included in the definitive proxy statement that QAD intends to file with the SEC.
About QAD Inc.
QAD is a leading provider of enterprise applications for global manufacturing companies. QAD applications provide critical functionality for managing manufacturing resources and operations within and beyond the enterprise, enabling global manufacturers to collaborate with their customers, suppliers and partners to make and deliver the right product, at the right cost and at the right time. Manufacturers of automotive, consumer products, electronics, food and beverage, industrial and life science products use QAD applications in more than 90 countries and in as many as 27 languages. For more information about QAD, telephone +1 805-566-6000, or visit the QAD website at www.qad.com.
“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to, the effect of the recapitalization plan on the Company’s stock price; evolving demand for the Company’s software products and products that operate with the Company’s products; the Company’s ability to sustain license and service demand; the Company’s ability to leverage changes in technology; the Company’s ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the Company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the Company’s products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, and the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations, ability to achieve savings from cost cutting measures; and the global political environment. In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations. Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter. Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income. For a more detailed description of the risk factors associated with the Company and the industries in which it operates, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and the Company’s other filings with the SEC.
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